UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017 (March 30, 2017)

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the registrant’s Current Report on Form 8-K filed on March 31, 2017, on March 29, 2017, Douglas K. Ammerman resigned as a director of the registrant.

On March 30, 2017, the registrant notified The Nasdaq Stock Market LLC (the “NASDAQ”) that this resignation had caused a compliance deficiency with NASDAQ Stock Market Rule 5605(b) requiring a majority-independent board. The registrant counts four of its eight remaining directors as independent. Accordingly, the registrant communicated to the NASDAQ that it intends to use the cure period under the rule, and has determined to cure noncompliance by adjusting its board composition by the cure period deadline. Under the rule, the cure period runs until the earlier of the registrant’s next annual shareholders’ meeting or one year from the occurrence of the event that caused noncompliance (i.e., until March 29, 2018), provided that if the next annual shareholders’ meeting occurs no later than 180 days following the event (i.e., by September 25, 2017), the registrant shall instead have 180 days from the event to comply. As the registrant expects its next annual shareholders’ meeting to occur before September 25, 2017, the registrant expects September 25, 2017, to be the cure period deadline, and has determined to cure noncompliance by then.

On April 3, 2017, the registrant received notice from the NASDAQ that, due to this resignation, the registrant no longer complied with the majority-independent board listing requirement of Rule 5605(b). However, the NASDAQ provided the registrant with a cure period consistent with the rule. Accordingly, as stated above, the registrant intends to use the cure period and has determined to cure noncompliance by adjusting its board composition by September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: April 5, 2017

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer

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